UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 15, 2020

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cutera, Inc. (the “Company” or “Cutera”) held its Annual Meeting of Stockholders on June 15, 2020 (the “Annual Meeting”). At the Annual Meeting, Cutera’s stockholders approved the amendment and restatement (the “Amended and Restated Plan”) of the 2019 Equity Incentive Plan (the “Current Plan”). The Amended and Restated Plan amends the Current Plan to:

(i)	Increase the number of shares available for future grant by 600,000;
(ii)

Provide for the fungible shares provision (which counts each share subject to an Award with an exercise price less than fair market value per share of the Company’s common stock on the Award’s date of grant as 2.12 shares) to apply to such Awards granted before June 14, 2019, rather than before April 23, 2019;

(iii)	Add minimum vesting requirements for time-based awards that are designated to be settled in shares of common stock; and
(iv)

Provide for any Awards granted on or after June 14, 2019 to be subject to the Company’s Amended and Restated Stock Ownership Guidelines and for any amounts (whether in cash or shares of common stock) received by a participant under such Awards to be subject to the Company’s Clawback Policy

The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of April 16, 2020, the record date of the Annual Meeting, 14,720,562 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 11,904,633 shares, or approximately 80.87%, of the Company’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Cutera’s stockholders voted on four proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Directors. The following nominees were elected as directors to serve for one-year terms expiring at the 2021 Annual Meeting of Stockholders based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mr. David H. Mowry	11,825,287	79,346	2,815,929
Mr. Gregory A. Barrett	9,832,873	2,071,760	2,815,929
Mr. Timothy J. O’Shea	9,837,489	2,067,144	2,815,929
Mr. J. Daniel Plants	11,802,818	101,815	2,815,929
Mr. Joseph E. Whitters	11,823,572	81,061	2,815,929
Ms. Katherine S. Zanotti	11,760,021	144,612	2,815,929

Proposal Two – Ratification of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2020. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,758,572	5,907	35,324	920,759

Proposal Three – Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,664,265	203,090	37,278	2,815,929

Proposal Four – Approval of Amendment and Restatement of the Cutera 2019 Equity Incentive Plan. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,156,534	2,701,762	46,337	2,815,929

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Cutera, Inc. 2019 Equity Incentive Plan (amended and restated as of June 15, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: June 17, 2020	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary